UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
January 10, 2013

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

This Form 8-K/A amends the Form 8-K of City Holding Company (the “Company”) dated and filed January 11, 2013 (the “Original 8-K”).  This amendment is being filed to indicate that the Original 8-K was filed voluntarily as the transaction was not an acquisition deemed to involve a significant amount of assets or a significant business.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Company completed the acquisition of Staunton, Virginia-based Community Financial Corporation (“Community”) and its wholly-owned subsidiary, Community Bank effective January 10, 2013, at 12:01 a.m.  Disclosure of the transaction discussed in Item 2.01 was made voluntarily in the Original 8-K, and the Registrant does not believe that this transaction is an acquisition deemed to involve a significant amount of assets or a significant business as defined in the Instructions to Item 2.01 of Form 8-K and therefore does not require disclosure.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)-(b) Financial Statements of business acquired; pro forma financial information.

The Registrant does not believe that the transaction described in Item 2.01 of this Form 8-K is an acquisition deemed to involve a significant amount of assets or a significant business as defined in the Instructions to Item 2.01 of Form 8-K and disclosure is made voluntarily.  As such, no information is required under this Item 9.01(a)-(c).

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: February 14, 2013	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer